Exhibit 21

                           SUBSIDIARIES
                                OF
                   RICHARDSON ELECTRONICS, LTD.


               Richardson Electronics Canada, Ltd.     Canada

               Richardson Electronics (Europe) Ltd.    United Kingdom

               RESA, SNC                               France

               Richardson France SNC                   France

               Richardson Electronics Italy SRL        Italy

               Richardson Electronics Iberica, S.A.    Spain

               Richardson Electronics GmbH             Germany

               Richardson Electronics Japan K.K.       Japan

               Richardson Electronics Pte Ltd.         Singapore

               Richardson Electronics S.A. de C.V.     Mexico

               Richardson Electronics Benelux B.V.     The Netherlands

               Richardson Electronics do Brasil Ltda.  Brasil

               Richardson Electronics Pty Limited      Australia

               Tubemaster, Inc.                        United States